Exhibit 99.1

Drive Shack Inc. Updates Fourth Quarter and Full Year 2021 Financial Results

DALLAS, March 18, 2022 -- Drive Shack Inc. (the “Company”) (NYSE: DS), a leading owner and operator of golf-related leisure and entertainment businesses, today reported it is updating certain information included in its press release issued on March 11, 2022, which announced the Company’s financial results for the three months and full year ended December 31, 2021, and has delayed the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), in order to incorporate these updates.

While finalizing its audited financial statements for the fiscal year ended December 31, 2021, the Company determined that expenses related to a lease termination incurred in December 2021 but paid in January 2022 that were inadvertently omitted from consolidated net loss for the fourth quarter and fiscal year 2021 in the March 11, 2022 press release should be included as fourth quarter and full year 2021 expenses under generally accepted accounting principles. The update results in an increase to the Company’s loss on lease terminations and impairment of $1.5 million and a corresponding increase to operating loss and consolidated net loss for the fourth quarter 2021. The inclusion of this lease termination expense, as well as an offsetting benefit from a correction to the presentation of noncontrolling interest, results in an increase to loss applicable to common stock per share (basic and diluted) of $0.01 for the fourth quarter 2021 as compared to the results previously reported in the Company’s March 11, 2022 earnings release.

Additionally, the Company also determined that it had overstated weighted average shares outstanding for full year 2021, which together with the inclusion of the lease termination expense described above, results in an increase to loss applicable to common stock per share (basic and diluted) of $0.02 for full year 2021 as compared to the results previously reported in the Company’s March 11, 2022 earnings release. On a non-GAAP basis, these adjustments had no impact on adjusted EBITDA reported in the March 11, 2022 earnings press release.1

The Company has provided the revised financial statements and commentary for the fourth quarter and full year ended December 31, 2021 in this release.

Fourth Quarter 2021 Financial Highlights
Total revenue for the fourth quarter this year was $70.5 million, an increase of $10.2 million or 17.0%, compared to $60.3 million in the same period last year.

American Golf, the Company’s traditional golf business, generated total revenue of $56.5 million, which included $13.0 million of managed course expense reimbursements, in the fourth quarter 2021, an increase of $3.4 million or 6.4% compared to total revenue of $53.1 million, which included $13.3 million of managed course expense reimbursements, in the fourth quarter 2020. The increase to last year was primarily due to higher public course green and cart fees and daily fee rounds and total event revenue this year versus the same period last year.

The Company’s entertainment golf business, comprised of both Drive Shack and Puttery venues, generated total revenue of $14.0 million in the fourth quarter 2021, an increase of $6.8 million, or 95.1% compared to $7.2 million in the fourth quarter 2020. The increase was due to a $4.0 million increase in total revenue at the Company’s four Drive Shack venues, with $2.8 million of the increase driven by higher event revenue. Additionally, the Company’s two Puttery venues generated total revenue of $2.8 million in the fourth quarter this year. As a reminder, the Company debuted its first Puttery venue in The Colony, Texas in September 2021 and opened its second Puttery venue in Charlotte, North Carolina in mid-December 2021.

Operating loss for the fourth quarter 2021 was approximately ($7.9) million, a decrease of $4.2 million in profitability versus an operating loss of ($3.6) million in fourth quarter 2020. The change was primarily due to $1.9 million of increased costs in 2021 from the catch-up of course maintenance that was deferred in 2020, approximately $1.5 million of lease termination costs, $0.8 million in rent abatements for certain golf course properties in the fourth quarter 2020 that did not repeat in 2021 and a $0.9 million increase in preopening costs in 2021. These increases were partially offset by other net operating profit improvements in 2021.

Consolidated net loss was ($10.0) million for the fourth quarter this year compared to consolidated net income of $9.9 million in the same period last year.  Last year, the Company recorded a $16.6 million gain in the fourth quarter on the sale of a previously owned golf course. Adjusted EBITDA was $2.5 million for fourth quarter 2021 compared to Adjusted EBITDA of $5.3 million in the fourth quarter 2020.1

Full Year 2021 Financial Highlights
Total revenue for full year 2021 was $281.9 million, an increase of $61.9 million, or 28.1%, compared to $220.0 million for full year 2020.

American Golf generated total revenue of $236.8 million in 2021, which included $54.4 million of managed course expense reimbursements, an increase of $42.0 million or 21.6% compared to last year’s total revenue of $194.7 million, which included $50.4 million of managed course expense reimbursements. The increase to last year was primarily due to higher public course green and cart fees and daily fee rounds, private course total rounds and memberships, and total event revenue this year versus the same period last year.

The Company’s entertainment golf business generated total revenue of $45.1 million for full year 2021, an increase of $19.8 million or 78.3% compared to $25.3 million for full year 2020. The increase was primarily due to a $16.2 million increase in total revenue at the Company’s four Drive Shack venues, with $11.8 million in increased walk-in revenue and $4.4 million in higher event revenue. The Company’s two Puttery venues generated total revenue of $3.6 million for the portion of the year they were open in 2021.

Operating loss for full year 2021 was ($20.6) million, an improvement of $16.0 million or 43.7% versus an operating loss of ($36.6) million for full year 2020. Consolidated net loss was ($31.8) million for full year 2021, an improvement of $24.6 million or 43.6% compared to full year 2020.  Adjusted EBITDA was $16.2 million for full year 2021, an increase of $19.3 million compared to Adjusted EBITDA of ($3.1) million for full year 20201.

As of December 31, 2021, the Company had cash and cash equivalents of $58.3 million compared to $47.8 million as of December 31, 2020.

Summary Financial Results
Three and Twelve Months Ended December 31, 2021 compared to the Three and Twelve Months Ended December 31, 2020 ($ in thousands, except for per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Total revenues	$70,528	$60,287	$281,864	$219,987
Operating Loss	$(7,881)	$(3,648)	$(20,624)	$(36,635)
Consolidated net income (loss)	$(10,023)	$9,946	$(31,762)	$(56,354)
Income (loss) applicable to common stockholders	$(11,040)	$8,551	$(36,949)	$(61,934)
Income (loss) applicable to common stock, per share
Basic	$(0.12)	$0.13	$(0.41)	$(0.92)
Diluted	$(0.12)	$0.13	$(0.41)	$(0.92)
Adjusted EBITDA[1]	$2,534	$5,301	$16,240	$(3,106)

1 Adjusted EBITDA is a non-GAAP financial measure. For definitions and reconciliations of non-GAAP results please refer to the exhibit to this press release.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Company’s investor relations website, https://ir.driveshack.com. For consolidated information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s investor relations website, https://ir.driveshack.com.

About Drive Shack Inc.
Drive Shack Inc. is a leading owner and operator of golf-related leisure and entertainment businesses focused on bringing people together through competitive socializing. Today, our portfolio consists of American Golf, Drive Shack and Puttery.

Forward-Looking Statements: Certain statements regarding Drive Shack Inc. (together with its subsidiaries, “Drive Shack”, “we” or “us”) in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “by”, “approaches”, “nearly”, “potential”, “continues”, “may”, “will”, “should”, “could”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “target”, “goal”, “projects”, “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release, including statements regarding the completion of the year-end financial audit and expected financial results, expected development schedule and timing of specific milestones for our facilities, including Puttery and Drive Shack venues, our expected and the remaining cost for our development projects (both individually and in the aggregate), the expected capabilities of our development projects once completed, our intentions to make use of capital or free cash flow and our future financial position and liquidity are based upon our limited historical performance and on our current plans, estimates and expectations in light of information (including industry data) currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by us will be achieved. These statements are subject to a number of factors that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. We can give no assurance that its expectations regarding any forward-looking statements will be attained. Accordingly, you should not place undue reliance on any forward-looking statements made in this release. Factors that could cause or contribute to such differences include, but are not limited to, the risk that our construction schedules will take longer than we expect, that our expectations about the consumer demand for our product will not prove accurate, that our operating or other costs will increase or our expected remaining costs for development projects underway increases and the effect of the COVID-19 pandemic on our business and financial results. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this release. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Measure
Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States ("GAAP") and should not be considered in isolation or as an alternative to GAAP financial measures.  We believe this non-GAAP financial measure, as we have defined it, provides a supplemental measure of financial performance of our current operations at our entertainment and traditional golf venues.  This measure excludes items that we believe are unrelated to the day-to-day performance of our current golf entertainment or traditional golf venues, including one-time pre-opening costs associated with new venue openings, corporate severance payments, (gain) loss on lease terminations and impairment, stock-based compensation, depreciation and amortization and other income (which does not include revenue from golf entertainment or traditional golf venues).  This non-GAAP financial measure is presented so that investors have the same type of financial data that management uses in evaluating the financial performance of the Company.

The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. A reconciliation is provided for the non-GAAP financial measure to our GAAP net income/(loss). Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define Adjusted EBITDA as GAAP net income (loss), adjusted for income tax expenses, other income (loss), interest expenses, interest and investment income, depreciation and amortization, gain (loss) on lease terminations, impairment and other losses, pre-opening costs and certain other non-recurring items (including corporate severance payments, transactional G&A and stock-based compensation).

Investor Relations Contact
Kelley Buchhorn
Head of Investor Relations and Treasury
Drive Shack Inc.
646-585-5591
ir@driveshack.com

Media Contact
Morgan Schaaf
Head of Brand Marketing and Communications
Drive Shack Inc.
469-283-2760
media@driveshack.com

Drive Shack Inc. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$58,286	$47,786
Restricted cash	3,480	2,252
Accounts receivable, net	5,563	4,446
Real estate securities, available-for-sale	3,486	3,223
Other current assets	30,034	14,410
Total Current Assets	100,849	72,117
Restricted cash, noncurrent	798	795
Property and equipment, net of accumulated depreciation	179,260	169,425
Operating lease right-of-use assets	181,915	192,828
Intangibles, net of accumulated amortization	13,430	15,124
Other assets	6,538	6,765
Total Assets	$482,790	$457,054

Liabilities and Equity
Current Liabilities
Obligations under finance leases	$5,400	$6,470
Membership deposit liabilities	18,039	14,692
Accounts payable and accrued expenses	34,469	29,596
Deferred revenue	26,301	23,010
Other current liabilities	26,524	28,217
Total Current Liabilities	110,733	101,985
Credit facilities and obligations under finance leases - noncurrent	9,075	12,751
Operating lease liabilities - noncurrent	166,031	167,837
Junior subordinated notes payable	51,174	51,182
Membership deposit liabilities, noncurrent	104,430	99,862
Deferred revenue, noncurrent	10,005	9,953
Other liabilities	1,487	3,447
Total Liabilities	$452,935	$447,017

Commitments and contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2021 and 2020	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 92,093,425 and 67,323,592 shares issued and outstanding at December 31, 2021 and 2020, respectively	921	673
Additional paid-in capital	3,233,608	3,178,704
Accumulated deficit	(3,268,876)	(3,232,391)
Accumulated other comprehensive income	1,163	1,468
Total equity of the company	$28,399	$10,037
Noncontrolling interest	1,456	—
Total Equity	$29,855	$10,037

Total Liabilities and Equity	$482,790	$457,054

Drive Shack Inc. and Subsidiaries
Consolidated Statement of Operations (unaudited)
(Dollars in thousands, except share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues
Golf Operations	$55,390	$52,906	$232,560	$189,972
Sales of food and beverages	15,138	7,381	49,304	30,015
Total revenues	70,528	60,287	281,864	219,987

Operating costs
Operating expenses	57,027	46,161	222,260	188,745
Cost of sales - food and beverages	3,864	2,180	12,814	8,834
General and administrative expense	8,112	7,182	33,809	31,284
Depreciation and amortization	6,166	6,823	24,018	27,152
Pre-opening costs	1,177	279	4,552	1,328
(Gain) Loss on lease terminations and impairment	2,063	1,310	5,035	(721)
Total operating costs	78,409	63,935	302,488	256,622

Operating income (loss)	(7,881)	(3,648)	(20,624)	(36,635)

Other income (expenses)
Interest and investment income	184	165	684	565
Interest expense, net	(2,734)	(2,736)	(10,698)	(10,968)
Other income (loss), net	626	16,601	655	(7,611)
Total other income (expenses)	(1,924)	14,030	(9,359)	(18,014)

Loss before income tax	(9,805)	10,382	(29,983)	(54,649)
Income tax expense	218	436	1,779	1,705

Consolidated net income (loss)	(10,023)	9,946	(31,762)	(56,354)
Less: net loss attributable to noncontrolling interest	(378)	-	(393)	-

Net loss attributable to the Company	(9,645)	9,946	(31,369)	(56,354)
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Loss applicable to common stockholders	$(11,040)	$8,551	$(36,949)	$(61,934)

Loss applicable to common stock, per share
Basic (in dollars per share)	$(0.12)	$0.13	$(0.41)	$(0.92)
Diluted (in dollars per share)	$(0.12)	$0.13	$(0.41)	$(0.92)

Weighted average number of shares of common stock outstanding
Basic	92,073,344	67,238,624	89,733,378	67,158,745
Diluted	92,073,344	67,833,329	89,733,378	67,158,745

Drive Shack Inc. and Subsidiaries
Adjusted EBITDA Non-GAAP Reconciliation (unaudited)
(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Consolidated net income (loss)	$(10,023)	$9,946	$(31,762)	$(56,354)

Income tax expense	218	436	1,779	1,705
Other (income) loss, net	(626)	(16,601)	(655)	7,611
Net interest expense	2,550	2,571	10,014	10,403

Operating income (loss)	$(7,881)	$(3,648)	$(20,624)	$(36,635)

Depreciation and amortization	6,166	6,823	24,018	27,152
(Gain) loss on lease terminations and impairment	2,063	1,310	5,035	(721)
Pre-opening costs	1,177	279	4,552	1,328
Other items[1]	1,009	537	3,259	5,770

Adjusted EBITDA	$2,534	$5,301	$16,240	$(3,106)

(1)
For the three months ended December 31, 2021 and 2020, other items include (i) corporate severance of $86 and ($4), respectively; (ii) transactional G&A of $472 and $161, respectively; and (iii) employee stock-based compensation of $451 and $381, respectively.  For the twelve months ended December 31, 2021 and 2020, other items include (i) corporate severance of $266 and $1,128 respectively; (ii) transactional G&A of $1,305 and $3,276, respectively; and (iii) employee stock-based compensation of $1,689 and $1,366, respectively.